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                                                                 EXHIBIT 3.1(AK)


                          CERTIFICATE OF INCORPORATION

                                       OF

                           DOLE SUNBURST EXPRESS, INC.

                        THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  FIRST: The Name of the Corporation is

                         DOLE SUNBURST EXPRESS, INC.

                  SECOND: The registered office of the Corporation is to be located at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation is authorized to issue is one thousand (1,000) all of which are classified as Common Stock with a par value of one dollar ($1.00) per share.

                  FIFTH: The name and address of the Incorporator are as follows:

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
    NAME                                         ADDRESS
--------------                           -----------------------
Joan D. Barney                           33 North LaSalle Street
                                         Chicago, Illinois 60602

                  SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders;

                  (1) The number of directors of the Corporation shall be such as from time to tire shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

                  (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purposes; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                  (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at

                                      -2-
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such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                  (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

                  SEVENTH: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                  EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the

                                      -3-
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Delaware Code or on the application of trustees in dissolution or any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors; and/or of the stockholders or class of stockholders of this Corporation, as the case may be, and to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                  NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                  IN WITNESS WHEREOF, I have hereunto set my hand and

seal.
                                       /s/ JOAN D. BARNEY
                                       ----------------------------------------
                                       Joan D. Barney, Incorporator

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                            CERTIFICATE OF AMENDMENT

                                       OF

                         CERTIFICATE OF INCORPORATION OF

                           DOLE SUNBURST EXPRESS. INC.

                  Kent Dorwin and Anne S. Jordan, Vice President and Assistant Secretary, respectively, of Dole Sunburst Express, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, hereby certify that:

         1. The current name of the corporation is Dole Sunburst Express, Inc.

         2. The Certificate of Incorporation of Dole Sunburst Express, Inc. has been amended on June 13, 1986 by resolution of its Board of Directors to change the corporate name to Dole Sunfresh Express, Inc., and this amendment has been effected by changing the first article of the Certificate of Incorporation to read as follows:

         FIRST: The name of the Corporation is

                DOLE SUNFRESH EXPRESS, INC.

         3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the aforesaid change of corporate name was consented to in writing on June 13, 1986 by all of the member of the Board of Directors and the sole stockholder of said corporation; and

         4. The capital of the corporation will not be changed, increased or decreased by reason of said amendment.

         IN WITNESS WHEREOF, we have executed this certificate and affixed the seal of the corporation in San Francisco, California, on this 21st day of July, 1996.

                            /s/KENT DORWIN
                            ----------------------------------------------------
                            Kent Dorwin, Vice President

                            /s/ANNE S. JORDAN
                            ----------------------------------------------------
                            Anne S. Jordan, Assistant Secretary

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                            AFFIDAVIT OF VERIFICATION

State of California      )
County of San Francisco  )

         Kent Dorwin, being first duly sworn, deposes and says: that he is Vice President of Dole Sunburst Express, Inc., the corporation, and the person who signed the foregoing certificate; that he has read the foregoing certificate and that the matters set forth therein are true and correct of his own knowledge.

                              /s/KENT DORWIN
                              -------------------------------------------------
                              Kent Dorwin, Vice President


                              /s/ANNE S. JORDAN
                              -------------------------------------------------
                              Anne S. Jordan, Assistant Secretary

SUBSCRIBED AND SWORN to before me this 21st day of July, 1986.

                             /s/DOROTHY F. FERTADO
                             --------------------------------------------------
           (SEAL)            Notary Public, State of California